EXHIBIT 10.9

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”) is entered into on the 7th day of April, 2009, to be effective as of 11:59 PM CDT on March 31, 2009 (“Effective Date”) by and between SemGroup, L.P., an Oklahoma limited partnership (“SemGroup”) and SemMaterials, L.P., an Oklahoma limited partnership (“SemMaterials”) (SemGroup and SemMaterials, collectively, “Licensor”), on the one hand, and SemGroup Energy Partners, L.P., a Delaware limited partnership (“Licensee”), on the other hand.  Licensor and Licensee are hereinafter referred to as the “Parties” or individually, as applicable, as the “Party”.

RECITALS

WHEREAS, SemGroup owns U.S. Trademark Registration Nos. 3,555,972, 3,291,763 and 3,291,764 and pending U.S. Trademark Application Serial Nos. 77/692,475 and 77/257,081 for the Licensed Marks (as defined below);

WHEREAS, Licensor and Licensee are parties to that certain Amended and Restated Omnibus Agreement dated as of February 20, 2008 (the “Omnibus Agreement”), pursuant to which, among other things, Licensor granted to Licensee a non-exclusive license to use the Licensed Marks in accordance with the terms and conditions of the Omnibus Agreement;

WHEREAS, Licensor, together with certain of its subsidiaries, are parties to the chapter 11 cases commenced by such entities on July 22, 2008, jointly administered under Case No. 08-11525 (BLS) and the chapter 11 case commenced by SemGroup Holdings, L.P. (a wholly-owned subsidiary of Licensor) on October 22, 2008 under Case No. 08-12504 (BLS) (the “Bankruptcy Cases”);

WHEREAS, the Bankruptcy Cases are under the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on March 12, 2009, the Bankruptcy Court approved the terms of a global settlement by and among Licensor, Licensee and certain other parties (the “Settlement”); and

WHEREAS, pursuant to the Settlement, Licensor and Licensee have agreed (i) that Licensor will reject the Omnibus Agreement in the Bankruptcy Cases and (ii) to enter into this Agreement to set forth the terms and conditions of Licensee’s continued use of the Licensed Marks.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

I. DEFINITIONS

1.1 “Affiliate” (and, with a correlative meaning “affiliated”) means, with respect to any Party, any direct or indirect subsidiary of such Party, and any other entity that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Party.  As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).  For purposes of this Agreement, (i) Licensee, Licensee’s general partner, and Licensee’s and Licensee’s general partner’s respective subsidiaries shall not be deemed to be Affiliates of Licensor and (ii) SemGroup, SemMaterials, and SemGroup’s and SemMaterial’s respective subsidiaries (other than Licensee, Licensee’s general partner, and Licensee’s and Licensee’s general partner’s respective subsidiaries) shall not be deemed to be Affiliates of Licensee.

1.2 “Licensed Marks” means the Marks set forth on Exhibit A attached hereto.

1.3 “Marks” means trademarks, service marks, trade names, corporate names, d/b/a names, fictitious names, service names, taglines, slogans, industrial designs, brand names, brand marks, trade dress, Internet domain names, identifying symbols, logos, emblems, signs or insignia, including all goodwill associated with any of the foregoing.

1.4 “Material” means any item or material of Licensee or any of Licensee’s Affiliates (excluding Products) that bears or contains any of the Licensed Marks (including any marketing or promotional materials, packaging, labeling, supplies, invoices, letterhead, envelopes, business cards, web sites, web pages and any similar items or materials).

1.5 “Product” means any product of Licensee or any of Licensee’s Affiliates that bears or contains (or the packaging, labeling or inserts for which bears or contains) any of the Licensed Marks.

1.6 “Service” means any service developed, designed, marketed, promoted, used, offered for sale, sold, provided and/or otherwise exploited by Licensee or any of Licensee’s Affiliates under any of the Licensed Marks.

1.7 “Standards of Quality” means at least the same standards of quality that are observed immediately prior to the Effective Date by Licensee and Licensee’s Affiliates with respect to Products, Services and Materials bearing any of the Licensed Marks or in connection with which any of the Licensed Marks is used.

II. LICENSE GRANT

2.1 License.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and Licensee’s Affiliates, under Licensor’s rights in and to the Licensed Marks, a limited, non-exclusive, worldwide, non-transferable, non-sublicensable, royalty-free, fully paid-up license, during the Term (as defined in Section 7.1 below), solely to (a) use the Licensed Marks on or in connection with any Products, Services and Materials to market, promote, use, offer for sale, sell, distribute and/or otherwise exploit such Products or Services, and (b) use “SemGroup” or “SemMaterials” as part of any corporate name being used by Licensee or any of Licensee’s Affiliates as of the Effective Date for Licensee or such Affiliate.

The sole purpose of the foregoing license is to allow Licensee and Licensee’s Affiliates a reasonable period of time to transition from and phase out use of the Licensed Marks.  Licensee and Licensee’s Affiliates shall use commercially reasonable efforts to complete such transition and phase out as reasonably practical and feasible by the end of the Term, except with respect to any Assigned Mark (as defined in Section 5.6 below) that is assigned by Licensor to Licensee in accordance with Section 5.6 below.

2.2 Compliance by Affiliates.  Licensee shall cause each of its Affiliates to comply with the terms and conditions of this Agreement and such Affiliate’s obligations as set forth in this Agreement, and shall be responsible for any breach of this Agreement by any of its Affiliates.  Licensor shall cause each of its Affiliates to comply with such Affiliate’s obligations as set forth in this Agreement, and shall be responsible for any breach of such obligations by its Affiliates.

III. QUALITY CONTROL

3.1 Quality Standards.  In order to preserve the inherent value of the Licensed Marks, Licensee and Licensee’s Affiliates shall ensure that the quality of all Products and Services meets the Standards of Quality.  In order to assure adherence to the Standards of Quality and for the purpose of protecting and maintaining the goodwill associated with the Licensed Marks and the reputation of Licensor, Licensor shall have the right to obtain from Licensee and Licensee’s Affiliates reasonable information as to the quality of the Products and Services and the manner in which the Licensed Marks are used by Licensee or any of Licensee’s Affiliates and the samples described in Section 3.2 below.

3.2 Samples.  For the purpose of protecting and maintaining the goodwill associated with the Licensed Marks and verifying that the Products and Services meet the Standards of Quality, Licensee and Licensee’s Affiliates shall furnish to Licensor, from time to time as reasonably requested in writing by Licensor, (a) representative samples of Products and any packaging therefor and Materials related thereto and (b) representative samples showing other uses of any of the Licensed Marks by Licensee or any of Licensee’s Affiliates.

3.3 Nonconforming Products and Services.  If, at any time, any Products or Services fail, in the reasonable and good faith judgment of Licensor, to conform to the Standards of Quality, Licensor shall notify Licensee of such failure in writing.  Licensee and Licensee’s Affiliates shall take all necessary steps to bring such Products or Services into conformity with the Standards of Quality.  If Licensee and Licensee’s Affiliates fail to so bring such Products or Services into conformity within sixty (60) days (or such longer time period as may be mutually agreed upon by the Parties in writing) after Licensee’s receipt of written notice of such nonconformity, then Licensee and Licensee’s Affiliates shall immediately cease all exploitation of such nonconforming Products or Services under any of the Licensed Marks until such nonconformity is cured.

IV. USE OF LICENSED TRADEMARKS

4.1 Trademark Usage Guidelines.  Licensee and Licensee’s Affiliates shall use the Licensed Marks in compliance with the SemGroup, L.P. Logo Identity Standards and Usage Guidelines (the current version of which is attached hereto as Exhibit B), as may be modified by Licensor from time to time (the “Standards and Guidelines”).  Without limiting the generality of the foregoing, Licensee and Licensee’s Affiliates shall use correctly the trademark symbol (TM), the service mark symbol (SM) or the registration symbol (®), as applicable, with every use of the Licensed Marks.  Licensee and Licensee’s Affiliates shall submit all Materials and Products (except press releases regarding Licensee’s or any of Licensee’s Affiliates’ business and Licensee’s and Licensee’s Affiliates’ general business documents, in each case, that include only “SemGroup” or “SemMaterials” as part of a corporate name of Licensee or any of Licensee’s Affiliates in accordance with Section 2.1(b) and no other use of any Licensed Marks) to Licensor for approval prior to using such Materials or exploiting such Products, which approval shall not be unreasonably withheld or delayed.  All Materials and Products being exploited by Licensee or its Affiliates as of the Effective Date are hereby approved for purposes of this Section 4.1.  Any appearance or manner of use of any of the Licensed Marks not provided for by the Standards and Guidelines may only be adopted by Licensee or any of Licensee’s Affiliates upon Licensor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

4.2 Changes to Trademark Usage Guidelines.  In the event Licensor proposes to change the Standards and Guidelines, Licensor shall notify Licensee of the proposed changes as soon as reasonably practicable, but in no event less than fifteen (15) days in advance of implementing such changes.  Licensee and Licensee’s Affiliates shall be allowed a commercially reasonable period of time to implement any such changes.

4.3 Restrictions.  Licensee and Licensee’s Affiliates shall not (a) use any of the Licensed Marks in a manner that causes, or has the likelihood of causing, confusion as to the ownership of the Licensed Marks, (b) do or cause to be done any act or thing that damages, disparages, disputes, attacks, challenges, impairs, dilutes or otherwise harms any of the Licensed Marks or the reputation or goodwill associated with Licensor or any of Licensor’s Affiliates or any of the Licensed Marks, (c) use or register in any jurisdiction any Marks confusingly similar to, or consisting in whole or in part of, any of the Licensed Marks without the prior written consent of Licensor or (d) register any of the Licensed Marks in any jurisdiction without the prior written consent of Licensor.

4.4 Infringement or Dilution of Third Party Marks.  Licensee and Licensee’s Affiliates shall cease use of any of the Licensed Marks within a commercially reasonable period of time after receiving written notice from Licensor that, in the reasonable and good faith opinion of Licensor’s counsel, the use of such Licensed Mark may result in potential trademark infringement or trademark dilution liability to any third party on the part of Licensor or Licensee or any of their respective Affiliates.  Licensee and Licensee’s Affiliates shall comply with all written guidelines that may be adopted from time to time by Licensor for the purpose of addressing any such potential trademark liability within a commercially reasonable period of time following Licensee’s receipt of such written guidelines from Licensor.

4.5 Third Party Claims.  If Licensee or any of Licensee’s Affiliates is named as a defendant in any action based on its use of any of the Licensed Marks, Licensee shall immediately notify Licensor in writing.  Licensor shall have the right, but not the obligation, to intervene in any such action and to control and direct the defense thereof (including the right to select defense counsel); provided, that, with respect to any such action and if Licensee and Licensee’s Affiliates have complied with all of the terms and conditions of this Agreement, (a) if Licensor chooses to control and direct the defense of such action, Licensee may, at its sole cost and expense, retain legal counsel of its choosing to monitor such action, (b) if Licensor chooses not to control and direct the defense of such action, Licensor shall reimburse Licensee for the reasonable, out-of-pocket costs of Licensee’s defense of such action to the extent based on any of the Licensed Marks and (c) Licensor shall indemnify Licensee against all damages arising from such action to the extent such damages are based on any of the Licensed Marks.

V. OWNERSHIP OF LICENSED TRADEMARKS

5.1 Ownership by Licensor.  Licensee and Licensee’s Affiliates acknowledge and agree that, as between the Parties, ownership of the Licensed Marks and the goodwill relating thereto shall remain vested in Licensor during the Term and thereafter.  Any rights relating to the Licensed Marks not granted to Licensee and Licensee’s Affiliates in this Agreement are reserved by and for Licensor.  Licensee and Licensee’s Affiliates acknowledge and agree that any use of the Licensed Marks by Licensee or any of Licensee’s Affiliates shall exclusively inure to the benefit of Licensor.  If Licensee or any of Licensee’s Affiliates obtains any right or interest in any of the Licensed Marks (other than as granted or provided under this Agreement or in accordance with Section 5.6 below), Licensee or such Affiliate shall transfer such right or interest to Licensor at Licensor’s cost immediately upon Licensor’s written request.

5.2 Ownership by Licensee.  Licensor and Licensor’s Affiliates acknowledge and agree that, as between the Parties, ownership of the Mark “SGLP” (in word form or stylized form) and the goodwill relating thereto (the “SGLP Mark”) shall remain vested in Licensee during the Term and thereafter.  Licensor and Licensor’s Affiliates acknowledge and agree that any use of the SGLP Mark by Licensee or any of Licensee’s Affiliates shall exclusively inure to the benefit of Licensee.  If Licensor or any of Licensor’s Affiliates obtains any right or interest in the SGLP Mark, Licensor or such Affiliate shall transfer such right or interest to Licensee at Licensee’s cost immediately upon Licensee’s written request.

5.3 No Challenges.

(a) By Licensee.  Licensee covenants and agrees, and shall cause its Affiliates to covenant and agree, not to challenge, contest or question the validity of Licensor’s ownership of the Licensed Marks or any registrations or applications therefor.  Licensee shall not, and shall cause its Affiliates not to, in any manner represent that it has any ownership in any of the Licensed Marks (or any registrations or applications therefor).

(b) By Licensor.  Licensor covenants and agrees, and shall cause its Affiliates to covenant and agree, not to challenge, contest or question the validity of Licensee’s ownership of the SGLP Mark or any registrations or applications therefor.  Licensor shall not, and shall cause its Affiliates not to, in any manner represent that it has any ownership interest in the SGLP Mark (or any registrations or applications therefor).

5.4 Prosecution of Licensed Marks.  As between the Parties, Licensor shall control the prosecution and maintenance of the Licensed Marks.  Licensee and Licensee’s Affiliates agree to reasonably assist Licensor to the extent necessary in the procurement of any registration, extension or renewal for, or to protect any of Licensor’s rights to, any of the Licensed Marks, at Licensor’s expense.

5.5 Policing of Licensed Marks.  Licensee shall inform Licensor of any use, infringement (or potential infringement) or imitation of the Licensed Marks that come to the attention of Licensee or any of Licensee’s Affiliates.  As between the Parties, Licensor shall have the sole right to determine whether or not any action shall be taken with respect to any such use, infringement or imitation.  Licensee and Licensee’s Affiliates shall reasonably assist Licensor in connection with any action Licensor determines to take with respect to any such use, infringement or imitation (including by providing documents and information as may be necessary or helpful in connection therewith), at Licensor’s expense.

5.6 Right to Acquire Licensed Marks.  If, during the Term, Licensor determines that it and its Affiliates no longer need one or more of the Licensed Marks as their principal trade names or logos, then Licensor shall provide written notice to Licensee of such determination and the applicable Licensed Marks (such Licensed Marks, the “Assigned Marks”).  If Licensee desires to acquire such Assigned Mark(s), Licensee shall provide written notice of such desire to Licensor, and the Parties agree to negotiate in good faith the terms and conditions of an agreement for the assignment of such Assigned Mark(s) to Licensee at no cost (or such other arrangement with respect to such Assigned Mark(s) as may be necessary or desirable to preserve the value of the Licensed Marks).

VI. RELEASE OF CLAIMS

6.1 Licensor, on its own behalf and on behalf of its Affiliates, successors and assigns and bankruptcy estate (collectively, the “Licensor Releasors”), hereby releases and forever discharges Licensee, Licensee’s Affiliates and Licensee’s and Licensee’s Affiliates’ respective members, officers, directors, employees, successors and assigns (collectively, the “Licensee Releasees”) from any and all claims, whether vested or contingent and whether known or unknown, in law or in equity, existing prior to or as of the Effective Date that any Licensor Releasor may have for trademark infringement based upon the use by Licensee or any of Licensee’s Affiliates of any of the Licensed Marks prior to the Effective Date.

VII. TERM

7.1 Term.  This Agreement shall commence as of the Effective Date and, subject to Section 7.2 below, shall continue until December 31, 2009 (the “Term”).

7.2 Termination.

(a) Termination for Licensee’s Breach.  If Licensee or any of Licensee’s Affiliates breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days after Licensee receives written notice from Licensor specifying such breach, Licensor may terminate this Agreement upon written notice to Licensee.

(b) Termination for Licensee’s Acquisition of Licensed Marks.  If Licensor assigns any Licensed Mark(s) to Licensee pursuant to Section 5.6 above, this Agreement shall terminate solely with respect to such Licensed Mark(s) or shall terminate in its entirety if all of the Licensed Marks are so assigned, effective as of the effective date of such assignment(s).

7.3 Effect of Expiration or Termination.  Upon the expiration or any termination of this Agreement, (a) all rights granted to Licensee and Licensee’s Affiliates shall revert to Licensor, (b) Licensee and Licensee’s Affiliates shall refrain from further use of or reference (whether direct or indirect) to any of the Licensed Marks, except with the consent of Licensor in writing and in compliance with any written instructions provided by Licensor with respect to such further use or reference, (c) Licensee and Licensee’s Affiliates shall have a period of ninety (90) days within which to sell or otherwise dispose of any Products existing as of the effective date of such expiration or termination of this Agreement, subject to all of the terms and conditions of this Agreement, and (d) Section 4.3, Section 5.1, Section 5.2, Section 5.3, Article VI, Section 7.3, Article VIII, Article IX, Article X and Article XI will survive such termination or expiration.  Notwithstanding the foregoing in this Section 7.3, subclauses (a), (b) and (c) of this Section 7.3 shall not apply to any termination of this Agreement pursuant to Section 7.2(b) above.

VIII. WARRANTY DISCLAIMER

THE PARTIES ACKNOWLEDGE AND AGREE THAT (a) THE LICENSED MARKS ARE LICENSED “AS-IS” AND “WHERE-IS” AND (b) SUBJECT TO LICENSOR’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THE PROVISO IN THE LAST SENTENCE IN SECTION 4.5 ABOVE, LICENSEE AND LICENSEE’S AFFILIATES ASSUME ALL RISKS AND LIABILITY ARISING FROM OR RELATING TO THEIR USE OF AND RELIANCE UPON THE LICENSED MARKS, AND LICENSOR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT THERETO.  LICENSOR HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE LICENSED MARKS, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IX. LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR OTHERWISE, IN NO EVENT SHALL LICENSOR, LICENSEE OR ANY OF THEIR RESPECTIVE AFFILIATES BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY (a) CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES (PROVIDED THAT ANY LOSSES, DAMAGES OR LIABILITIES OF LICENSOR OR ANY OF LICENSOR’S AFFILIATES ARISING OUT OF, BASED UPON OR RESULTING FROM THE DEGRADATION OF ANY OF THE LICENSED MARKS, TO THE EXTENT SUCH DEGRADATION IS CAUSED BY ANY ACTS OF, OR FAILURE TO ACT BY, LICENSEE OR ANY OF LICENSEE'S AFFILIATES, SHALL BE CONSIDERED DIRECT DAMAGES) OR (b) LOST PROFITS OR LOST BUSINESS, IN THE CASE OF EACH OF (a) AND (b), EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF LICENSOR OR LICENSEE OR ANY OF THEIR RESPECTIVE AFFILIATES IS ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.

X. INDEMNIFICATION

10.1 Indemnification by Licensee.  Subject to Licensor’s indemnification obligations set forth in the proviso in the last sentence of Section 4.5 above, Licensee agrees to indemnify and hold harmless Licensor and Licensor’s Affiliates and their respective owners, members, directors, officers, employees, agents, representatives, successors and assigns and bankruptcy estate (collectively, the “Licensor Indemnified Parties”) from and against any and all damages, losses, liabilities, claims, suits or other expenses (including reasonable attorneys’ fees) whatsoever arising out of or resulting from any use of the Licensed Marks or any marketing, promotion, use, offer for sale, sale, distribution or other exploitation of any Products, Services or Materials by or for Licensee or any of Licensee’s Affiliates.

10.2 Indemnification Procedure.  Licensor shall give reasonably prompt written notice to Licensee of any claim for which any of the Licensor Indemnified Parties seeks indemnification under Section 10.1 above.  Failure to give such reasonably prompt written notice shall not limit or otherwise affect the rights of the Licensor Indemnified Parties under Section 10.1 above, except and solely to the extent that Licensee can demonstrate actual material loss and prejudice as a result of such failure.  The relevant Licensor Indemnified Party shall have the right to be represented by counsel of its choice and, in its sole discretion, to take over and control the defense, negotiation, settlement or other resolution of such claim.  If such Licensor Indemnified Party takes over and controls the defense of any such claim, then Licensee shall reimburse such Licensor Indemnified Party for the expenses of defending such claim upon submission of periodic bills to Licensee.  Each Party agrees to provide reasonable access to the other Party to documents and information in such Party’s possession or control as may reasonably be requested in connection with the defense, negotiation, settlement or other resolution of any such claim.  Notwithstanding anything in this Section 10.2 to the contrary, if such Licensor Indemnified Party determines not to take over and control the defense of any such claim, Licensee shall not settle such claim without such Licensor Indemnified Party’s prior written consent if any such settlement (a) requires that any of the Licensor Indemnified Parties make any payment or bear any other obligations, (b) includes any admission of wrongdoing or liability on the part of any of the Licensor Indemnified Parties, (c) does not include a full release of all of the Licensor Indemnified Parties and/or (d) includes any manner of injunctive or other equitable relief.

XI. MISCELLANEOUS

11.1 Assignment.  No Party hereto may assign this Agreement, in whole or in part, except with the prior written approval of each other Party, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that a Party may assign, without the prior written consent of each other Party, this Agreement or their respective rights and obligations hereunder, in whole or in part, to an Affiliate or any purchaser of or successor to all or substantially all of the crude oil assets or business of such Party.  This Agreement will inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

11.2 Confidentiality.  Licensor and Licensee acknowledge and agree that any confidential information exchanged by the Parties or their respective Affiliates under this Agreement shall be subject to the terms and conditions of the confidentiality agreement between Licensor and Licensee, dated as of October 14, 2008, and the confidentiality agreement between Licensor and Licensee, dated as of December 9, 2008.

11.3 Governing Law.  THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

11.4 Submission to Jurisdiction.

(a) Without limiting any Party’s right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 11.10; provided, however, that if a plan of reorganization in the Bankruptcy Cases has become effective, the Parties agree to and hereby unconditionally and irrevocably submit to the exclusive jurisdiction of any federal or state court in United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute.

(b) The Parties hereto hereby unconditionally and irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the Parties hereto hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.10; provided, however, that such service shall not be effective until the actual receipt thereof by the Party being served.

11.5 Waiver of Jury Trial.  THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS AGREEMENT.

11.6 Injunctive Relief.  Licensee acknowledges that any breach by Licensee or any of Licensee’s Affiliates of this Agreement will result in immediate and irreparable damage to Licensor.  Licensee acknowledges and agrees that there is no adequate remedy at law for such breach, and Licensee acknowledges and agrees that in the event of any such breach Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper.

11.7 Amendment and Waiver.  No provision of this Agreement may be amended or modified except by a written instrument signed by both Parties to this Agreement.  No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by both Parties.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

11.8 Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements (including the Omnibus Agreement) and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement.

11.9 Severability.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal and economic substance of the Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

11.10 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.10):

If to Licensor:

SemGroup, L.P.
Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136
Phone:                      (918) 524-8100
Fax:  (918) 524-8290
Attention: Chief Financial Officer

SemMaterials, L.P.
Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136
Phone:                      (918) 524-8100
Fax:  (918) 524-8290
Attention: Chief Financial Officer

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Phone:                      214-746-7700
Fax:  214-746-7777
Attention:  Michael A. Saslaw, Esq.

If to Licensee:

SemGroup Energy Partners, L.P.
Two Warren Place
6120 S. Yale Avenue, Suite 500
Tulsa, Oklahoma 74136
Phone: (918) 524-5500
Fax:  (918) 524-5805
Attention: Chief Financial Officer

With a copy to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 700
Dallas, Texas 75201
Phone:                      (214) 953-6500
Fax:  (214) 953-6503
Attention: Doug Rayburn, Esq.

11.11 Independent Contractor.  Each Party hereto is acting as, and shall be considered, an independent contractor, and no relationship of partnership, joint venture, employment, franchise, agency or similar arrangement is being created pursuant to or by virtue of this Agreement.  In no event shall either Party have any authority to negotiate or enter into any contract or commitment for or on behalf of, or in the name of, the other Party.  Neither Party shall represent itself as having any such authority, express or implied, from the other Party.

11.12  No Third Party Beneficiaries.  Except as expressly provided in this Agreement, this Agreement is for the sole benefit of the Parties to this Agreement and their successors and permitted assigns.

11.13 Headings.  The headings included in this Agreement are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

11.14 Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered (including by facsimile or electronic mail transmission), will be deemed an original, but all of which together will constitute one and the same instrument.

11.15 Interpretation.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers on the date first written above to be effective as of the Effective Date.

SEMGROUP, L.P.

By:           SemGroup G.P., L.L.C.

Its General Partner

By: /s/ Terrence Ronan
Name: Terrence Ronan
Title:                      President & CEO

SEMMATERIALS, L.P.

By:           SemOperating G.P., L.L.C.
Its General Partner

By: /s/ Terrence Ronan
Name: Terrence Ronan
Title:                      President & CEO

SEMGROUP ENERGY PARTNERS, L.P.

By:           SemGroup Energy Partners G.P., L.L.C.

           Its General Partner

By: /s/ Alex G. Stallings
Name:                      Alex G. Stallings
Title:                      Chief Financial Officer and Secretary

EXHIBIT A

Licensed Marks

Mark	Registration Number/ Application Number	Jurisdiction
SEMGROUP	Reg. No. 3,555,972	U.S.
SSS SEMGROUP & Design	App. Serial No. 77/692,475 App. Serial No. 77/257,081	U.S. U.S.
SEMMATERIALS	Reg. No. 3,291,764	U.S.
SSS SEMMATERIALS & Design	Reg. No. 3,291,763	U.S.

EXHIBIT B

Standards and Guidelines

Attached